EXHIBIT 10-18.2
TEGNA INC.
2015 CHANGE IN CONTROL SEVERANCE PLAN
(As Amended Through May 30, 2017)

Amendment No. 2

TEGNA Inc. hereby amends the TEGNA Inc. 2015 Change in Control Severance Plan, as amended through May 30, 2017, as amended, (the “Plan”), as follows:

1.Effective as of [____________ __2023], the Plan is amended to add the following new Section 13(c) to the Plan:

(c) Executive Officer Cash Severance Policy. Notwithstanding any provision to the contrary, the Plan benefits payable to Participants who first become entitled to participate in this Plan on or after [____________ __2023], shall be subject to the Company’s Executive Officer Cash Severance Policy dated [____________ __2023] (the “Cash Severance Policy”) if such Policy applies to the Participant. If a Participant is subject to the Cash Severance Policy, a Participant’s benefit under Section 7(b)(ii) shall be reduced to the extent required to comply with such Policy.

IN WITNESS WHEREOF, TEGNA Inc. has caused this Amendment to be executed by its duly authorized officer as of ____________ __, 2023.

TEGNA INC.

By:
Jeffery Newman
Senior Vice President and Chief Human Resource Officer